Exhibit 99.1

Puda in the Value Chain

Puda Coal specializes in cleaning and marketing China's top grade coking coal
Through the coking process, coking coal is transformed into coke, a key input in high quality steel making

Value Proposition

•	China's coal industry growing rapidly & consolidating
	•	Economies of scale, environmental concerns, and need for orderly market resulting in concentration of larger mines
	•	Mines with <90,000 metric tons (MT) in China being shut down immediately
	•	Mines with <300,000 MT at end of 2005 will be shut down (as a result there is a significant ramp up in coal production occurring at these mines)
	•	Shanxi Province is key (20%-25% of China's coal output, 28% of its coal reserves)

•	Puda Coal's sources of competitive advantage
	•	New capacity being added; more efficient operations
	•	Access to the highest quality raw coal; Jucai Coal relationship
	•	Superior relationships with major coke- and steel-making customers (who are focusing on suppliers capable of delivering large volume, consistently high quality coking coal)
	•	Strategic location (near group of independent coke providers supplying 50% of China's coke and 80% of China's exported coke; rail line access)

•	Steel production in China continues to grow significantly 28% increase in steel production in first seven months of 2005 compared to prior year period
	•	Demand for Puda Coal's top grade coking coal is tied to the demand for steel

Puda Coal & Jucai Coal Relationship

•	Puda Coal, Inc. ("Puda Coal," "Puda," or "PUDC")
	•	Cleaning and marketing coking coal at 2 facilities since 1995
	•	Third largest cleaning capacity in Shanxi Province for coking coal (currently 500,000 MT per year)
	•	Will become largest in Shanxi Province by end of 2005 with 2.7 million MT cleaned coal capacity
	•	139 employees
	•	Does not own or operate a coal mine
	•	Sources its coking coal from 8 mines in Liulin County, including Jucai Coal

•	Liulin Jucai Coal Industries Co., Ltd. ("Jucai Coal" )

	•	75%-owned and controlled by Yao Zhao, COO and 18% stockholder of Puda Coal
	•	Liulin County has the highest grade coking coal available in China (max. 4% internal ash and max. 0.6% sulfur content)
	•	Jucai Coal controls 60% of Liulin County's highest grade coking coal deposits and currently produces about 50% of Liulin County's highest grade coking coal
	•	Jucai Coal's annual production of coking coal increased from 500,000 MT in 2004 to about 800,000 MT in 2005; expected to reach over 1.0 million MT in 2006 (committed to supply Puda Coal with its quality coking coal requirements)

Competitive Advantages

•	Increased cleaning capacity will allow Puda Coal to extend large volume sales orders to China's largest coke and steel makers in its geographic market
	•	Customers more insistent on consistency of quality (allows them to reduce their operating costs and comply with government-mandated pollution reductions)
	•	Trend towards customers seeking supply from the largest and most reliable coking coal suppliers
	•	Strong and long-standing relationships with coke and steel making customers

•	New facilities will increase the amount of cleaned coking coal produced per ton of raw coking coal input
	•	Historical: 1 MT of blended raw coal yields .69 - .76 MT of cleaned coal
	•	New: 1 MT of blended raw coal yields up to .83 MT of cleaned coal

•	Highest quality coking coal locally available (Liulin County suppliers; Jucai Coal special relationship)

•	Strategically located near group of independent coke producers supplying nearly 50% of China's coke and 80% of China's exported coke

•	Proprietary cleaning technology, processes and know how developed over 10 years

•	Largest and lowest cost cleaned coking coal supplier in Liulin County

Scale + Efficiency = Steady Margins
	2003	2004	2005E	2006E	2007E
Clean Coking Coal Sold (MT in '000s)	363	315	679	1,500	1,800
Raw Coal Used (MT in '000s)	526	388	877	1,875	2,169
Efficiency	0.69	0.81	0.77	0.80	0.83
Raw Coal Blend Cost per MT	$16.64	$24.59	$40.37	$41.38	$43.45

Clean Coking Coal Selling Price per MT	$36.91	$62.65	$72.67	$72.67	$76.31
Direct Raw Coal Blend Costs per MT	$24.12	$30.28	$52.15	$51.72	$52.35
Direct Labor and Other Costs per MT	$6.10	$6.00	$5.11	$5.50	$6.05
Change in Finished Inventory per MT	($4.85)	$5.72	$0.00	$0.00	$0.00
Total Cost of Goods Sold per MT	$25.37	$42.00	$57.26	$57.22	$58.40
Gross Profit per MT	$11.54	$20.65	$15.41	$15.45	$17.91
Gross Margin %	31.3%	33.0%	21.2%	21.3%	23.5%

End of Year Capacity (MT in '000s)	500	500	1,500	2,700	2,700
	1H 2005	2H 2005E	2005E
Cleaned Coking Coal Sold (MT in 000's)	179	500	679
Raw Coal Used (MT in '000s)	236	641	877
Efficiency	0.76	0.78	0.77
Raw Coal Blend Cost per MT	$39.83	$40.57	$40.37

Revenue (in millions)	$13.0	$36.3	$49.3
Total Cost of Goods Sold (in millions)	$10.3	$28.5	$38.9
Gross Profit (in millions)	$2.7	$7.8	$10.5
Net Income (in millions)	$1.6	$3.7	$5.3

Cleaned Coking Coal Selling Price per MT	$72.73	$72.65	$72.67
Direct Raw Coal Blend Costs per MT	$52.53	$52.01	$52.15
Direct Labor and Other Costs per MT	$5.44	$5.00	$5.11
Gross Profit per MT	$14.77	$15.64	$15.41

Gross Profit Margin %	20.3%	21.5%	21.2%
Net Income Margin %	12.2%	10.2%	10.7%

2005 Analysis and Assumptions
•	First half results:
	•	COGS increased and gross margin decreased because:
		•	Regular supplies of higher quality raw coking coal limited and at higher cost; greater amounts of low quality raw coking coal had to be used
		•	Jucai Coal expanding coal mine capacity and, as a result, temporarily supplied raw coking coal from inferior seams - rocks & impurities lowered quality
		•	Result: quality of blended raw coal mix was inferior, higher blend raw coal costs, and decline in yield

•	Second half forecast:
	•	Tonnage sales in H2 2005 is almost 2.8x tonnage in H1 2005 because:
		•	Demand from existing customers remains firm

• New capacity bought on line in Q4 2005
• Demand from new customers expected to generate about 170 MT in sales

•	Sales price per cleaned coal MT is level at the $72.7 price in H1 2005 because:
• Drop in average coal prices in 2005, arguably due to imbalance in stocks and seasonal factors rather than overall supply/demand mismatch, has been seen "only for low-quality coal, and the supply of high-quality products still remains tight." Zheng Yong, secretary-general of the East China Coal Sales Association (China Daily September 1, 2005)
• Puda Coal intends to hold selling prices firm as it increases MT sales volumes with new capacity coming on line in Q4 2005

•	Improved yield coupled with relatively stable raw coal cost and increased supply from Jucai Coal will produce gross profit margin at about 21.5%, or $15.64 per MT

2006 and 2007 Assumptions

•	Steel industry demand for top quality coking coal will continue to rise

•	Removal of China export controls on coke, which will provide additional sales opportunities for independent China coke producers, effectively boosting overall demand for coking coal

•	Supply and demand likely to be balanced, with demand for premium cleaned coking coal more likely to outstrip supply

•	Puda Coal will remain price competitive as new capacity comes on line with selling prices expected to remain flat at $72.7 per MT in 2006 and increase to $76.31 in 2007 (selective opportunities to increase prices as Puda Coal controls greater market share and sells greater volumes direct to steel makers)

•	Operating efficiencies in new cleaning facilities and continuing processing know-how will drive output yield of 80% in 2006 and 83% in 2007

•	Jucai Coal supply arrangement gives Puda Coal adequate supply assurance of high quality raw coking coal at favorable pricing (Jucai Coal high grade raw coking coal output expected to reach 1.0 million MT starting in 2006)

•	New customers sales based on existing supply contracts and/or letters of intent from steel makers and exporters, which are projected at 35% of indicated volumes. Result: approximately 1.0 million MT of new cleaned coking coal sales in 2006 and an additional 1.3 million 2007

•	Working capital provided by $10 million investors notes; new facility capacity purchased with 10-year $13 million deferred notes from related party

Result: Rising Revenues and Profits
	2003	2004	2005E	2006E	2007E
Cleaned Coking Coal Sold (MT in 000's)	363	315	679	1,500	1,800
Cleaned Coking Coal Selling Price per MT	$36.91	$62.65	$72.67	$72.67	$76.31

Revenue (in millions)	$13.4	$19.7	$49.3	$109.0	$137.3
Revenue Growth %	36.9%	47.3%	150.0%	120.9%	26.0%

Gross Profit (in millions)	$4.2	$6.5	$10.5	$23.2	$32.2
Gross Profit Growth %	89.7%	55.3%	60.8%	121.5%	39.1%
Gross Profit Margin %	31.3%	33.0%	21.2%	21.3%	23.5%

Net Income (in millions)	$2.4	$3.7	$5.3	$11.3	$16.5
Net Income Growth %	113.7%	53.7%	43.1%	113.2%	46.3%
Net Income Margin %	17.9%	18.7%	10.7%	10.3%	12.0%

China Steel Demand Continues to Grow

•	2005 update:
	•	China steel production growing 28% per year and on course to reach about 350 million MT for 2005 (versus 272.5 million MT in 2004)
	•	Dramatic turnaround in trade picture
• 2004: net imports 13 million MT
• Since September 2004 exports > imports. In the first 6 months, 2005 net exports about 2.3 million MT

•	Strong real demand for steel will continue in China
	•	Real GDP growth ~9.5% (World Bank)
	•	China expects to build nearly 520 million sq. meters of floor space annually from 2000-2020 (U.S. Commercial Service)
	•	Big per capita standard of living gap to be closed with medium and high per capita income countries - construction of housing, roads, rail systems, bridges, ports, airports will continue
	•	Western Development Policy; Beijing 2008 Olympics; Three Gorges Dam

100% Utilization of Increased Capacity

	•	Continuing repeat orders from 11 large long-term customers in central and northwestern China (coke producers, steel mills with in-house coking facilities, e.g. Baotou Steel and Iron, one of China's major steel makers)
	•	News of capacity expansion is attracting bigger orders and new customer interest - these customers want to rationalize their supply chains and ensure consistent product quality

•	Puda Coal only projecting 35% of the new customer potential demand for 2006

Customer Demands	Million MT
New Customer Demand Potential	• 1
• 1 Handan Steel & Iron	0.40
• 2 Tangshan Steel & Iron	0.30
• 1 Beijing Capital Steel & Iron	0.30
• 1 Shanxi Coal Import & Export Group	0.60
• 1 Sinochem Corp.	0.60
• 1 Taiyuan Steel & Iron	0.60
Total New Customer Demand Potential	2.80
Existing Annual Sales (2005E)	0.50
Total Potential Demand	3.30
Total Capacity, December 2005E	2.70

Competition

•	Shanxi Province has estimated 18 million MT of cleaned coking coal output per year
•	Fragmented market, many companies <300,000 MT per year cleaned coal output, use low quality raw coal, inconsistent quality of cleaned coal output, and inefficient operations
•	3 largest regional coking coal processors by capacity:
	•	Puda Coal = Currently 0.5 million MT per year; will be 2.7 million MT per year by December 2005
	•	Taiyuan Coal Beneficiation Plant = 1.8 million MT per year
	•	Shanxi Coking Company = 1.6 million MT per year

Management Team

•	Mr. Ming Zhao, Chairman and Chief Executive Officer
	•	CEO and Chairman since 1995
	•	Previously Vice President of Administration Taiyuan City Fire Department
	•	Holds a Bachelor's degree in Management from Nanjing Armed Police Forces Command College (1994)

•	Mr. Yao Zhao, Chief Operating Officer
	•	COO since 1999
	•	Has 20 years of experience in coal industry
	•	Holds a Master's degree in Coal Studies from Tsinghua University ("China's M.I.T."), (1985)

•	Ms. Xia Jin, Chief Financial Officer
	•	CFO since 2003
	•	Previously financial accountant with Taiyuan City local government

	•	Holds a Bachelor's degree in Accounting from Shanxi Finance and Economics College in China (1986)

Puda Summary

•	Steel demand in China remains strong and is expected to continue; demand for Puda Coal's top grade coking coal tied to steel demand

•	Opportunity to participate in the early stages of China's modernization of the coking coal - coking - steel making industries

•	4.4x capacity increase by December 2005

	•	Largest supplier of China's best metallurgical grade cleaned coking coal
	•	Operating efficiencies from new facilities increasing yield to.83

•	Access to the highest quality grade raw coal in China
	•	Related company has lock on 60% of top grade coking coal reserves in Liulin County
	•	High quality coal drives processing efficiency yield (gross margin)

•	Strong potential demand from 2 export companies and 4 large steel makers

•	Sales and profits projected to grow rapidly
	•	Sales - 42% CAGR 2002-2004; 91% projected CAGR 2004-2007
	•	Earnings - 81% CAGR 2002-2004; 65% projected CAGR 2004-2007